UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2007 (August 31, 2007)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31949	76-0515249
(State of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Audited Financial Statements of Select, Inc.
Unaudited Pro Forma Condensed Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets
As previously reported in its Current Report on Form 8-K filed September 4, 2007, INX Inc. ( “INX”) entered into a Stock Purchase Agreement with the shareholders of Select, Inc. dated August 31, 2007 (the “Agreement”), to purchase all issued and outstanding capital stock of Select, Inc. INX completed the acquisition simultaneously with the execution of the Agreement.
This Amendment No. 1 to Form 8-K is being filed to include the financial information for Select, Inc. and pro forma financial information required by Item 9.01 that was not available at the time of the original filing.
Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The audited balance sheet of Select, Inc. as of June 29, 2007, and the related statement of income, changes in stockholders’ equity and cash flows for the fiscal year then ended are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(c)	Exhibits

Exhibit
Number	Description

99.1	Audited financial statements of Select, Inc. as of and for the fiscal year ended June 29, 2007.

99.2	Unaudited pro forma condensed combined financial information.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX, Inc.
Date: November 13, 2007	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Audited financial statements of Select, Inc. as of and for the fiscal year ended June 29, 2007.

99.2	Unaudited pro forma condensed combined financial information.